UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2002

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14523 SW Millikan Way, Suite 200, Beaverton, OR	97005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.       Other Events

        On October 10, 2002, Wilshire Financial Services Group Inc. (“WFSG” or the “Company”) purchased the 49.99% minority interest in its subsidiary, Wilshire Credit Corporation (“WCC”), from the receiver for Capital Consultants LLC (“CCL”). The purchase price was $10.5 million. As a result of this purchase, WFSG now owns 100% of WCC. In addition, the liquidation bond associated with this minority interest, which would have entitled the receiver to a $19.3 million preference upon liquidation of WCC and the right to convert such interest into WFSG’s common stock, was terminated.

        The purchase of the minority interest and cancellation of the liquidation bond were completed pursuant to a settlement agreement entered into on May 13, 2002 between WFSG and certain other parties to resolve litigation which arose from the financial collapse of CCL. The execution of the settlement agreement does not affect the Company’s denial of all related claims.

Item 7.		Financial Statements and Exhibits

	(c)	Exhibits.

99.1 Press Release dated October 10, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2002	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 10, 2002